Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report relating to the consolidated financial statements of Scorpio Tankers Inc. dated April 21, 2011, appearing in the Annual Report on Form 20-F of Scorpio Tankers Inc. for the year ended December 31, 2010 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte LLP